Exhibit No. 1
J-BIRD MUSIC GROUP LTD
Form 8-K
File No.

November 8, 1999

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by J-Bird Music Group, Ltd.
(the "Company") which were filed
with the Commission, pursuant to item 4 of Form 8-K, as part of the Company's Form 8-K report filed November 15, 1999. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,


Schnitzer & Kondub P.C.